EXHIBIT INDEX
Exhibit
Number        Document

23.1         Consent of Independent Registered Public Accounting Firm

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-188664) on Form S-8 of Westbury Bancorp, Inc. of our report dated June 30, 2014, relating to our audit of the financial statements and supplemental schedule of Westbury Bank 401(k) Profit Sharing Plan, which appears in this Annual Report on Form 11-K of Westbury Bank 401(k) Profit Sharing Plan for the year ended December 31, 2014.

McGladrey LLP

Indianapolis, Indiana
June 22, 2015